UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 8, 2008

_________________________

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 1.01.                               Entry into a Material Definitive Agreement.

Brunswick Corporation has entered into Amendment No. 2 (the “Amendment”) to its Credit Agreement dated as of April 29, 2005 with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders identified therein (as amended and supplemented from time to time, the “Credit Agreement”).  The Amendment, a copy of which is attached hereto, provides for the following changes to the Credit Agreement (as more specifically described in the Exhibit hereto):  (1) a reduction in the lending commitment from $650 million to $500 million; (2) an increase in the interest rate, facility fee rate and letter of credit fee rate; (3) an amendment of the leverage ratio (consolidated debt to consolidated EBITDA, adjusted for non-cash charges) covenant, permitting the add-back of certain cash restructuring charges in the calculation of consolidated EBITDA and permitting a higher ratio (3.25 to 1 as opposed to 3.00 to 1) for the first and second fiscal quarters of 2009; and (4) adding two new financial covenants, one establishing minimum consolidated cash requirements at quarter end and the other establishing minimum consolidated EBITDA requirements.

Item 9.01.	Financial Statements and Exhibits.

(c)           Exhibits:

Exhibit No.	Description of Exhibit

99.1	Amendment No. 2 to Brunswick Corporation’s Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Date: August 8, 2008	By:	/s/ LLOYD C. CHATFIELD II
Name: Lloyd C. Chatfield II Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

99.1	Amendment No. 2 to Brunswick Corporation’s Credit Agreement